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                                                                  EXECUTION COPY


                              M&I CAPITAL TRUST A

    $200,000,000 7.65% CAPITAL TRUST PASS-THROUGH SECURITIES(SM) (TRUPS(SM))

            FULLY AND UNCONDITIONALLY GUARANTEED AS TO DISTRIBUTIONS
                             AND OTHER PAYMENTS BY

                         MARSHALL & ILSLEY CORPORATION


                             REGISTRATION AGREEMENT


                                              New York, New York
                                              December 2, 1996


Salomon Brothers Inc
As Representative of the several Initial Purchasers
Seven World Trade Center
New York, New York 10048

Dear Sirs:

          M&I Capital Trust A (the "Trust") a statutory business trust formed under the laws of the state of Delaware by Marshall & Ilsley Corporation (the "Company"), propose to issue and sell to the Initial Purchasers (the "Initial Purchasers") named in the Purchase Agreement of even date herewith (the "Purchase Agreement"), for whom you are acting as representative (the "Representative"), the 7.65% Capital Trust Pass-through Securities (the "Capital Securities") of M&I Capital Trust A. The issue and sale of the Capital Securities pursuant to the Purchase Agreement is referred to herein as the "Initial Placement". The Capital Securities, together with the guarantee of the Company with respect thereto (the "Guarantee"), the 7.65% Junior Subordinated Deferrable Interest Debentures due 2026 of the Company (the "Subordinated Debt Securities"), are collectively referred to herein as the "Registrable Securities". As an inducement to the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the obligations of the Initial Purchasers thereunder, the Company and the Trust agree with you, (i) for your benefit and the benefit of the other Initial Purchasers and (ii) for the benefit of the holders from time to time of the Registrable Securities and the Exchange Securities (as defined below), including the Initial Purchasers (each of the foregoing a "Holder" and together the "Holders"), as follows:

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          1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          "Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Affiliate" of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Capital Securities" has the meaning set forth in the preamble hereto.

          "Closing Date" has the meaning set forth in the Purchase Agreement.

          "Commission" means the Securities and Exchange Commission.

          "Company" has the meaning set forth in the preamble hereto.

          "DTC" means the Depository Trust Company.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Exchange Offer Registration Period" means the 1 year period following the Closing Date, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement.

          "Exchange Offer Registration Statement" means a registration statement of the Company and the Trust on an appropriate form under the Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Exchange Securities" means the securities of the Company and the Trust issued pursuant to a Registered Exchange Offer containing terms that are identical in all material respects to the terms of the Registrable Securities except (i) the Exchange Securities shall have been registered for sale under the Act to Holders and (ii) the interest rate step-up provisions and the transfer restrictions in the Registrable Securities will be modified or eliminated, as appropriate, in the Exchange Securities.

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          "Exchanging Dealer" means any Holder (which may include the Initial
Purchasers) which is a broker-dealer, electing to exchange Registrable Securities acquired for its own account as a result of market-making activities or other trading activities, for Exchange Securities.

          "Final Offering Memorandum" means the final Offering Memorandum issued in connection with the Initial Placement and dated as of December 2, 1996, as supplemented, relating to the Registrable Securities.

          "Guarantee" has the meaning set forth in the preamble hereto.

          "Holder" has the meaning set forth in the preamble hereto.

          "Initial Placement" has the meaning set forth in the preamble hereto.

          "Initial Purchasers" has the meaning set forth in the preamble hereto.

          "Managing Underwriters" means the investment banker or investment bankers and manager or managers that shall administer an underwritten offering.

          "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities or the Exchange Securities, covered by such Registration Statement, and all amendments and supplements to the Prospectus, including post-effective amendments.

          "Purchase Agreement" has the meaning set forth in the preamble hereto.

          "Registered Exchange Offer" means the proposed offer to the Holders to issue and deliver to such Holders, in exchange for the Registrable Securities, a like principal amount or number, as the case may be, of the Exchange Securities.

          "Registrable Securities" has the meaning set forth in the preamble hereto.

          "Registration Statement" means any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Registrable Securities or the Exchange Securities pursuant to the provisions of this Agreement, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Representative" has the meaning set forth in the preamble hereto.

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          "Shelf Registration" means a registration effected pursuant to Section
3 hereof.

          "Shelf Registration Period" has the meaning set forth in Section 3(b) hereof.

          "Shelf Registration Statement" means a "shelf" registration statement of the Company and the Trust pursuant to the provisions of Section 3 hereof which covers some or all of the Registrable Securities or Exchange Securities, as applicable, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Subordinated Debt Securities" has the meaning set forth in the preamble hereto.

          "Trust" has the meaning set forth in the preamble hereto.

          "underwriter" means any underwriter of Registrable Securities in connection with an offering thereof under a Shelf Registration Statement.

          2. Registered Exchange Offer; Resales of Exchange Securities by Exchanging Dealers; Private Exchange. (a) The Company and the Trust shall prepare and, not later than 60 days following the Closing Date, shall file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer. The Company and the Trust shall use their best efforts to cause the Exchange Offer Registration Statement to become effective under the Act within 150 days of the Closing Date. The Company and the Trust shall use their best efforts to consummate the Registered Exchange Offer within 180 days of the Closing Date.

          (b) Upon the effectiveness of the Exchange Offer Registration Statement, the Company and the Trust shall promptly commence the Registered Exchange Offer. Each Holder who participates in the Registered Exchange Offer will be required to represent that (i) it is not an affiliate of either the Company or the Trust, (ii) if it is a broker-dealer, that it did not acquire such Registrable Securities in a transaction other than as part of its market-making or other trading activities, (iii) if it is not a broker-dealer, any Exchange Securities to be received by it were acquired in the ordinary course of its business, (iv) at the time of commencement of the Registered Exchange Offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Act) of the Exchange Securities and (v) any additional representations that in the opinion of counsel for the Company are reasonably necessary under then existing interpretations of the staff of the Commission in order for the Exchange Offer Registration Statement to be declared effective.

          (c) In connection with the Registered Exchange Offer, the Company and the Trust shall:

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               (i)    mail to each Holder a copy of the Prospectus forming part
          of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

               (ii) keep the Registered Exchange Offer open for not less than 30 days and not more than 45 days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

               (iii) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York; and

               (iv)  comply in all material respects with all applicable laws.

          (d) As soon as practicable after the close of the Registered Exchange Offer, the Company and the Trust shall:

               (i) accept for exchange and cancel all Registrable Securities tendered and not validly withdrawn pursuant to the Registered Exchange Offer; and

               (ii) issue Exchange Securities to each Holder in a principal amount or number, as the case may be, equal to the Registrable Securities accepted for exchange and canceled pursuant to the Registered Exchange Offer.

          (e) The Company, the Trust and the Initial Purchasers on behalf of the Holders hereby acknowledge that, in order to effect a Registered Exchange Offer, (i) the Company will be required to issue new subordinated debt securities to the Trust in exchange for a like principal amount of Subordinated Debt Securities and (ii) the Trust will be required to issue new capital securities in exchange for a like number of Capital Securities. The parties hereto further acknowledge that the new subordinated debt securities and capital securities issuable as described in this paragraph, which together with the Guarantee collectively constitute the Exchange Securities, shall be identical in all material respects to the securities they replace, except that (x) such Exchange Securities shall be registered for sale under the Act to the Holders and (y) the interest rate step-up provisions and the transfer restrictions in the securities being replaced by the Exchange Securities will be modified or eliminated, as appropriate, in the Exchange Securities.

          (f) The Initial Purchasers, the Company and the Trust acknowledge that, pursuant to interpretations by the Commission's staff of Section 5 of the Act, and in the absence of an applicable exemption therefrom, each Exchanging Dealer is required to deliver a Prospectus in connection with a sale of any Exchange Securities received by such Exchanging Dealer pursuant to the Registered Exchange Offer in exchange for Registrable Securities acquired for its own account as a result of market-making activities or other trading activities. Accordingly, the Company and the Trust shall:

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               (i)  include the information set forth in Annex A hereto on the cover of the Exchange Offer Registration Statement, in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Exchange Offer, and in Annex C hereto in the underwriting or plan of distribution section of the Prospectus forming a part of the Exchange Offer Registration Statement, and include the information set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer; and

               (ii) use their best efforts to keep the Exchange Offer Registration Statement continuously effective under the Act during the Exchange Offer Registration Period for delivery by Exchanging Dealers in connection with sales of Exchange Securities received pursuant to the Registered Exchange Offer, as contemplated by Section 4(h) below.

          (g) In the event that the Company shall determine in good faith that there is a reasonable likelihood that, or a material uncertainty exists as to whether, consummation of the Registered Exchange Offer would result in an adverse tax consequence to the Company, the Company and the Trust may, in lieu of any obligation under this Section 2, effect a Shelf Registration of Registrable Securities pursuant to Section 3.

          (h) Following consummation of the Registered Exchange Offer, the Company and the Trust shall have no obligation to effect any Shelf Registration, except pursuant to Section 3(iii).

          3. Shelf Registration. If, (i) because of any change in law or applicable interpretations thereof by the Commission's staff, the Company and the Trust determine upon advice of its outside counsel that they are not permitted to effect the Registered Exchange Offer as contemplated by Section 2 hereof, or (ii) if for any other reason the Registered Exchange Offer is not declared effective by the Commission within 150 days of the Closing Date, or
(iii) in the case of any Initial Purchaser, such Initial Purchaser does not receive freely tradeable Exchange Securities in exchange for Registrable Securities; provided that this clause (iii) shall not apply to Registrable Securities for which the Initial Purchaser could participate in the Registered Exchange Offer and receive freely tradeable Exchange Securities and fails to do so (it being understood that, for purposes of this Section 3, (x) the requirement that an Initial Purchaser deliver a Prospectus containing the information required by Items 507 and/or 508 of Regulation S-K under the Act in connection with sales of Exchange Securities acquired in exchange for such Registrable Securities shall result in such Exchange Securities being not "freely tradable" but (y) the requirement that an Exchanging Dealer deliver a Prospectus in connection with sales of Exchange Securities acquired in the Registered Exchange Offer in exchange for Registrable Securities acquired as a result of market-making activities or other trading activities shall not result in such Exchange Securities being not "freely tradable"), the following provisions shall apply:

          (a) The Company and the Trust shall as promptly as practicable file with the Commission, and shall thereafter use their reasonable best efforts to cause to be declared

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effective under the Act within 210 days of the Closing Date (or promptly in the event of a request by an Initial Purchaser), a Shelf Registration Statement relating to the offer and sale of the Registrable Securities or the Exchange Securities, as applicable, by the Holders from time to time in accordance with the methods of distribution designated by the Holders of a majority of Registrable Securities and reasonably satisfactory to the Company and set forth in such Shelf Registration Statement; provided, that with respect to Exchange Securities received by an Initial Purchaser in exchange for Registrable Securities constituting any portion of an unsold allotment, the Company and the Trust may, if permitted by current interpretations by the Commission's staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Regulation S-K Items 507 and/or 508, as applicable, in satisfaction of their obligations under this paragraph (a) with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

          (b) The Company and the Trust shall each use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of three years (or, if Rule 144(k) under the Act is amended to permit unlimited resales by nonaffiliates within a lesser period, such lesser period) from the Closing Date or such shorter period that will terminate upon the earlier of the following: (A) when all the Capital Securities or Exchange Securities corresponding to such Capital Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement, or (B) when all the Subordinated Debt Securities or the Exchange Securities relating to such Subordinated Debt Securities issued to Holders in respect of Capital Securities or Exchange Securities that had not been sold pursuant to the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (in any such case, such period being called the "Shelf Registration Period"). Furthermore, the Company and the Trust shall each use its reasonable best efforts to identify each selling Holder as a selling securityholder, subject to Section 4(p) hereof. The Company and the Trust shall be deemed not to have used their best efforts to keep the Shelf Registration Statement effective during the requisite period if either the Company or the Trust voluntarily takes any action that would result in Holders of securities covered thereby not being able to offer and sell such securities during that period, unless (i) such action is required by applicable law, or (ii) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including without limitation the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 4(l) hereof, if applicable.

          4. Registration Procedures. In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply:

          (a) The Company and the Trust shall furnish to the Initial Purchasers, prior to the filing thereof with the Commission, a copy of any Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein and shall

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use their best efforts to reflect in each such document, when so filed with the
Commission, such comments as the Initial Purchasers reasonably may propose.

          (b) The Company and the Trust shall ensure that (i) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto (and each document incorporated therein by reference) complies in all material respects with the Act and the Exchange Act and the respective rules and regulations thereunder, (ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

          (c) (1) The Company and the Trust shall advise the Initial Purchasers and, in the case of a Shelf Registration Statement, the Holders of securities covered thereby, and, if requested by the Initial Purchasers or any such Holder, confirm such advice in writing:

               (i) when the Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective; and

               (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus included therein or for additional information.

          (2) The Company and the Trust shall advise the Initial Purchasers and, in the case of a Shelf Registration Statement, the Holders of securities covered thereby, and, in the case of an Exchange Offer Registration Statement, any Exchanging Dealer that has provided in writing to the Company a telephone or facsimile number and address for notices, and, if requested by the Initial Purchasers or any such Holder or Exchanging Dealer, confirm such advice in writing of:

               (i) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

               (ii) the receipt by the Company or the Trust of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

               (iii) the happening of any event that requires the making of any changes in the Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact

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          required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made).

          (d) The Company and the Trust shall use their best efforts to prevent the issuance, and if issued to obtain the withdrawal, of any order suspending the effectiveness of any Registration Statement at the earliest possible time.

          (e)  Reserved.

          (f) The Company and the Trust shall furnish to each Holder of securities included within the coverage of any Shelf Registration Statement, upon request in writing and without charge, one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing and agrees to pay the Company's reasonable duplication costs, all exhibits filed therewith (including those incorporated by reference).

          (g) The Company and the Trust shall, during the Shelf Registration Period, deliver to each Holder of securities included within the coverage of any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company and the Trust each consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of securities in connection with the offering and sale of the securities covered by the Prospectus or any amendment or supplement thereto.

          (h) The Company and the Trust shall furnish to each Exchanging Dealer that so requests, without charge, one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, any documents incorporated by reference therein, and, if the Exchanging Dealer so requests in writing and agrees to pay the Company's reasonable duplication costs, all exhibits filed therewith (including those incorporated by reference).

          (i) The Company and the Trust shall, during the Exchange Offer Registration Period, promptly deliver to each Exchanging Dealer, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as such Exchanging Dealer may reasonably request for delivery by such Exchanging Dealer in connection with a sale of Exchange Securities received by it pursuant to the Registered Exchange Offer; and the Company and the Trust each consent to the use of the Prospectus or any amendment or supplement thereto by any such Exchanging Dealer, as aforesaid.

          (j) Prior to the Registered Exchange Offer or any other offering of securities pursuant to any Registration Statement, the Company and the Trust shall register or qualify or

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cooperate with the Holders of securities included therein and their respective counsel in connection with the registration or qualification of such securities for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holders reasonably request in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the securities covered by such Registration Statement; provided, however, that in no event shall the Company or the Trust be required to qualify generally to do business in any jurisdiction where they are not then so qualified or to take any action which would subject them to general service of process or to taxation in any such jurisdiction where they are not then so subject.

          (k) The Company and the Trust shall cooperate with the Holders of Registrable Securities or Exchange Securities, as the case may be, to facilitate the timely preparation and delivery within the times required under normal-way settlement of certificates representing securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request prior to sales of securities pursuant to such Registration Statement.

          (l)  Upon the occurrence of any event contemplated by paragraph
(c)(2)(iii) of this Section 4, the Company and the Trust shall promptly prepare a post-effective amendment to any Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company and the Trust shall be entitled to postpone for a reasonable period of time (but not exceeding 90 days) the filing, effectiveness, supplementing or amending of any Registration Statement otherwise required to be prepared and filed by them pursuant to Section 3, or to prohibit the Holders from making any sales under the Shelf Registration Statement, if the Company in its good faith judgment determines that any material financing, acquisition, disposition, corporate reorganization or other material transaction or event involving the Company is then planned, pending or in progress which would require public disclosure thereof in such Registration Statement, unless public disclosure thereof has previously been made, and, pursuant to Section 3, gives the Holders prompt written notice of such determination and an approximation of the anticipated delay; provided, however, that after any exercise of their rights to postpone the filing, effectiveness, supplementing or amending of a Registration Statement under this Section 4(l), or to prohibit the Holders from making any sales under the Shelf Registration Statement, the Company and the Trust shall not, within six months of the expiration of any such postponement, exercise again their right of postponement under this Section 4(l). The Initial Purchasers hereby acknowledge that any notice given by the Company pursuant to this Section 4(l) may constitute material non-public information and that the United States securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

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          (m)  Not later than the effective date of any such Registration
Statement hereunder, the Company and the Trust shall provide a CUSIP number for the Capital Securities or the Exchange Securities corresponding to the Capital Securities, as the case may be, registered under such Registration Statement. In the event of and at the time of any distribution of the Subordinated Debt Securities to Holders, the Company and the Trust shall provide a CUSIP number for the Subordinated Debt Securities and provide the applicable trustee with certificates for such securities, in a form eligible for deposit with DTC.

          (n) The Company and the Trust shall use their best efforts to comply with all applicable rules and regulations of the Commission and shall make generally available to their security holders as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Act.

          (o) The Company and the Trust shall cause the indenture relating to the Subordinated Debt Securities, the agreement of the Company providing for the Guarantee and the declaration of trust of the Trust, or any corresponding documents in respect of the Exchange Securities, as the case may be, to be qualified under the Trust Indenture Act in a timely manner.

          (p) The Company and the Trust may require each Holder of securities to be sold pursuant to any Shelf Registration Statement (i) to furnish to the Company and the Trust such information regarding the holder and the distribution of such securities as the Company and the Trust may from time to time reasonably require for inclusion in such Registration Statement, (ii) to consent to the plan of distribution designated by the Holders of a majority of Registrable Securities and to use only the most recent Prospectus, (iii) to agree to the indemnification provisions contained herein, (iv) to comply with applicable laws in connection with the Holder's offers and sales under such Registration Statement including without limitation the prospectus delivery requirements under the Act and the applicable requirement of Rules 10b-5 and 10b-6 under the Exchange Act and (v) to discontinue offers and sales as provided in Section 4(l).

          (q) The Company and the Trust shall, if requested, promptly incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement, such information as the Managing Underwriters reasonably agree should be included therein and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as practically after they are notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

          (r) In the case of any Shelf Registration Statement, the Company and the Trust shall enter into such agreements (including underwriting agreements) and take all other appropriate actions reasonably necessary in order to expedite or facilitate the registration or the disposition of the Registrable Securities or the Exchange Securities, as the case may be, to be registered thereunder. In connection therewith, if an underwriting agreement is entered into, the Company and the Trust shall cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 6, with respect to all parties to be indemnified pursuant to Section 6.

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          (s)  In the case of any underwritten offering under the Shelf
Registration Statement or at the request of an Initial Purchaser to the extent that an Initial Purchaser has Registrable Securities eligible for resale thereunder, the Company and the Trust shall (i) make reasonably available for inspection by a representative of the Holders of a majority of the securities to be registered thereunder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company, its subsidiaries and the Trust as shall be reasonably necessary to enable such persons to exercise any due diligence responsibilities; (ii) cause the Company's officers, directors and employees and the trustees of the Trust to supply all relevant information reasonably requested by the representative of the Holders or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement as shall be reasonably necessary to enable such persons to exercise any due diligence responsibilities; provided, however, that any information that is designated in writing by the Company or the Trust, in good faith, as confidential shall be kept confidential by the Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality;
(iii) make such representations and warranties to the underwriters, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement; (iv) obtain opinions of counsel to the Company and the Trust (who may be the general counsel of the Company) and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to the Initial Purchaser (if applicable) and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Initial Purchaser and underwriters; (v) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the Initial Purchaser (if applicable) and the underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and (vi) deliver such documents and certificates as may be reasonably requested by the Initial Purchaser (if applicable) and the Managing Underwriters, if any, including those to evidence compliance with
Section 4(l) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company and the Trust. The foregoing actions set forth in clauses (iii), (iv), (v) and (vi) of this Section 4(s) shall be performed at (A) the effectiveness of such Registration Statement and each post-effective amendment thereto and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.

          5. Registration Expenses. The Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 2, 3 and 4 hereof and, in the event of the first offering under the Shelf Registration Statement, will reimburse the Holders for the reasonable fees and disbursements of one firm or counsel designated by the majority of the

Holders of the Registrable Securities or Exchange Securities, as the case may be, covered by such Shelf Registration Statement to act as counsel for the Holders in connection therewith and, in the case of any Exchange Offer Registration Statement, will reimburse the Initial Purchasers for the reasonable fees and disbursements of Cleary, Gottlieb, Steen & Hamilton acting in connection therewith.

          6. Indemnification and Contribution. (a) In connection with any Registration Statement, the Company agrees to indemnify and hold harmless the Trust, each Holder of securities covered thereby (including each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in
Section 4(i) hereof, each Exchanging Dealer), the directors, officers, employees and agents of each such Holder and each person who controls any such Holder within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including all documents incorporated by referenced therein) as originally filed or in any amendment thereof, or in any preliminary prospectus or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder specifically for inclusion therein; and provided, further, that the Company shall not be liable if such untrue statement or omission or alleged untrue statement or omission was contained or made in any preliminary prospectus and corrected in the Prospectus, if a copy of the Prospectus was not sent or given by or on behalf of such Holder to the purchaser, if required by law so to have been delivered, at or prior to the written confirmation of the sale, or such untrue statement or omission was contained or made in any Prospectus used by the Holder following notification from the Company that the Prospectus must be updated or supplemented. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          The Company also agrees to indemnify or contribute to Losses of, as provided in Section 6(d), any underwriters of Securities registered under a Shelf Registration Statement, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Initial Purchasers and the selling Holders provided in this Section 6(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 4(r) hereof.

          (b) Each Holder of securities covered by a Registration Statement (including each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 4(i) hereof, each Exchanging Dealer) severally agrees to indemnify and hold harmless the Company, the Trust, their respective directors, officers and trustees (including each officer or trustee of the Company or the Trust who signs such Registration Statement), and each person who controls the Company or the Trust within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section 6 or notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. The indemnifying party will not be required to engage more than one separate counsel for all the indemnified parties (plus one local counsel in each relevant jurisdiction). Any counsel designated for the Holders and their directors, officers, employees, agents and control persons may be approved by Holders who sold a majority of the securities sold under the Registration Statement. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement which resulted in such Losses; provided, however, that in no case shall any Initial Purchaser or any subsequent Holder of any Registrable Security or Exchange Security be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such security, or in the case of a Exchange Security, applicable to the Security which was exchangeable into such Exchange Security, as set forth on the cover page of the Final Offering Memorandum, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the sum of the total net proceeds from the Initial Placement (before deducting expenses) as set forth on the cover page of the Final Offering Memorandum. Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Final Offering Memorandum, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Registrable Securities or Exchange Securities, as applicable, registered under the Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company and the Trust within the meaning of either the Act or the Exchange Act, each officer of the Company or trustee of the Trust who shall have signed the

Registration Statement and each director of the Company or trustee of the Trust shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          (e) The provisions of this Section 6 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors or controlling persons referred to in Section 6 hereof, and will survive the sale by a Holder of securities covered by a Registration Statement.

          7.  Miscellaneous.

          (a) No Inconsistent Agreements. The Company and the Trust have not, as of the date hereof, entered into, nor shall they, on or after the date hereof, enter into, any agreement with respect to their securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

          (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company and the Trust have obtained the written consent of the Holders of at least a majority of the Capital Securities then outstanding (or, after the consummation of any Exchange Offer in accordance with Section 2 hereof, of Exchange Securities then outstanding); provided that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the majority of such Holders, determined on the basis of securities being sold rather than registered under such Registration Statement.

          (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

               (i) if to a Holder, at the most current address given by such Holder to the Company or, if no such address has been received by the Company, to the Institutional Trustee under the Declaration;

               (ii) if to the Initial Purchasers, initially at the respective addresses set forth in the Purchase Agreement; and

               (iii) if to the Company or the Trust, initially at their addresses set forth in the Purchase Agreement.

          All such notices and communications shall be deemed to have been duly given when received. The Initial Purchasers, the Company or the Trust by notice to the others may designate additional or different addresses for subsequent notices or communications.

          (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company and the Trust thereto, subsequent Holders of Registrable Securities and/or Exchange Securities. The Company and the Trust hereby agree to extend the benefits of this Agreement to any Holder of Registrable Securities and/or Exchange Securities and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

          (e) Counterparts. This agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (f) Headings. The headings in this agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (g) Governing Law. This agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State.

          (h) Severability. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

          (i) Securities Held by the Company, etc. Whenever the consent or approval of Holders of a specified number, or percentage of principal amount of, Registrable Securities or Exchange Securities is required hereunder, Registrable Securities or Exchange Securities, as applicable, held by the Company or its Affiliates (other than subsequent Holders of Registrable Securities or Exchange Securities if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Registrable Securities or Exchange Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          Please confirm your agreement by having your authorized officer sign a copy of this Registration Agreement in the space set forth below and returning the signed copy to us.

                              Very truly yours,

                              MARSHALL & ILSLEY CORPORATION


                              By: /s/ G.H. Gunnlaugsson
                                  ------------------------------------
                                  Name:  G.H. Gunnlaugsson
                                  Title: Executive Vice President


                              M&I Capital Trust A


                              By: /s/ M.A. Hatfield
                                  ------------------------------------
                                  Name: M.A. Hatfield, as Trustee


                              By: /s/ G.H. Gunnlaugsson
                                  ------------------------------------
                                  Name:  G.H. Gunnlaugsson, as Trustee


Accepted:

SALOMON BROTHERS INC


By: /s/ Gautam Colawla
    -----------------------
    Name:  Gautam Colawla
    Title: Associate

Date: December 2, 1996

ANNEX A


          Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission"), as set forth in no-action letters issued to third parties, the Company and the Trust believe that the Exchange Securities issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than any holder that is an "affiliate" of the Company or the Trust as defined under Rule 405 of the Securities Act), provided that such Exchange Securities are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such Exchange Securities and have no arrangement or understanding with any person to participate in the distribution of such Exchange Securities. However, the staff of the Commission has not considered the Exchange Offer in the context of a no-action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. By tendering the Registrable Securities in exchange for Exchange Securities, each holder, other than a broker-dealer, will represent to the Company and the Trust that:
(i) it is not an affiliate of either the Company or the Trust (as defined under Rule 405 of the Securities Act); (ii) any Exchange Securities to be received by it were acquired in the ordinary course of its business; and (iii) at the time of commencement of the Exchange Offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities.

          Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Registrable Securities where such Registrable Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company and the Trust have agreed that, starting on the date of the original issuance of the Registrable Securities and ending on the close of business one year after such date, they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

ANNEX B


          Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, the Company and the Trust believe that holders of Registrable Securities (other than any holder that is an "affiliate" of the Company or the Trust as defined under Rule 405 of the Securities Act) who exchange their Registrable Securities for Exchange Securities pursuant to the Exchange Offer may offer such Exchange Securities for resale, resell such Exchange Securities and otherwise transfer such Exchange Securities without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Securities are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such Exchange Securities and have no arrangement or understanding with any person to participate in the distribution of such Exchange Securities. However, the staff of the Commission has not considered the Exchange Offer in the context of a no-action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Each broker-dealer that receives Exchange Securities for its own account in exchange for Registrable Securities, where such Registrable Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. See "Plan of Distribution."

ANNEX C


                             PLAN OF DISTRIBUTION

          Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resale of Exchange Securities received in exchange for Registrable Securities where such Registrable Securities were acquired as a result of Market-making activities or other trading activities. The Company and the Trust have agreed that, starting on the date of the original issuance of the Registrable Securities and ending on the close of business one year after such date, they will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until _____________, 199_, all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.

          The Company and the Trust will not receive any proceeds from any sale of Exchange Securities by broker-dealers. Exchange Securities received by broker-dealers for their own account pursuant to the Exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Securities. Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of Exchange Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" with the meaning of the Securities Act.

          For a period of one year after the date of the original issuance of the Registrable Securities, the Company and the Trust will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company and the Trust have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Registrable Securities) other than commissions or concessions of any broker or dealers and will indemnify the Holders of the Registrable Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

          [If applicable, add information required by Regulation S-K Items 507 and/or 508.]

ANNEX D

Rider A
-------

     [_] CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

          Name:
                ------------------------------

          Address:
                   ---------------------------

Rider B
-------

          The undersigned acknowledges that this Exchange Offer is being made by the Company and the Trust based upon the Company's and Trust's understanding of an interpretation by the staff of the Securities and Exchange Commission (the "Commission") as set forth in no-action letters issued to third parties, that the Exchange Securities issued in exchange for Registrable Securities by holders thereof (other than any such holder that is an "affiliate" of the Company or the Trust within the meaning of Rule 405 under the Securities Act), may be so exchanged without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that: (1) such holders are not affiliates of the Company or the Trust within the meaning of Rule 405 under the Securities Act; (2) such Exchange Securities are acquired in the ordinary course of such holders' business; and (3) at the time of commencement of the Exchange Offer, such holders have no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities. However, the staff of the Commission has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in other circumstances. If a holder of Registrable Securities is an affiliate of the Company or the Trust, and is engaged in or intends to engage in a distribution of the Exchange Securities or has any arrangement or understanding with respect to the distribution of the Exchange Securities to be acquired pursuant to the Exchange Offer, such holder could not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities, it represents that the Registrable Securities to be exchanged for Exchange Securities were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.